NORWALK, CT - April 28, 2026…Booking Holdings Inc. (NASDAQ: BKNG) (the "Company," "we," "our," or "us") today reported its first quarter 2026 financial results. ● Room nights grew 6% compared to the first quarter of 2025. We estimate room night growth was negatively impacted by approximately 2 percentage points by the conflict in the Middle East. ● Gross bookings grew 15% compared to the first quarter of 2025, or approximately 8% on a constant currency basis. We estimate that the conflict in the Middle East impacted gross bookings growth in line with the impact observed in room night growth. ● Revenue grew 16% compared to the first quarter of 2025, or approximately 10% on a constant currency basis. We estimate that the conflict in the Middle East impacted revenue growth slightly lower than the impact observed in room night growth. ● Net income and Adjusted EBITDA grew 225% and 19%, respectively, compared to the first quarter of 2025. ● On April 2, 2026, the Company effected the 25-for-1 stock split of its common stock. All share and per share information has been retroactively adjusted to reflect the stock split. Q1 2026 (#) (Δ Y/Y) Room Nights 338M 6% Gross Bookings $53.8B 15% Revenue $5.5B 16% GAAP Net Income $1.1B 225% GAAP EPS $1.36 239% Adjusted EPS $1.14 14% Adjusted EBITDA $1.3B 19% Net Cash Provided By Operating Activities $3.2B (2%) Free Cash Flow $3.1B (2%) Refer to the "Non-GAAP Financial Measures" section at the end of this release for an explanation of constant currency and non-GAAP financial measures, including Adjusted Net income, Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, and Adjusted Fixed Operating Expenses, and reconciliations to the most directly comparable GAAP measures. Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations. 1 Booking Holdings Reports First Quarter 2026 Financial Results Exhibit 99.1 “Despite headwinds associated with the Middle East conflict, we are pleased to report a solid start to 2026, with Adjusted EBITDA growth of 19% (net income growth of 225%), alongside 15% growth in gross bookings and 16% revenue growth,” said Glenn Fogel, Chief Executive Officer of Booking Holdings. “These results highlight the resilience of our business and the discipline of our execution. Although the conflict’s dynamics impacted the quarter’s results, our underlying performance exceeded expectations across all key metrics, with continued strength in our strategic growth areas, particularly in the U.S. Regardless of near-term uncertainty, we remain focused on the factors within our control—furthering our Connected Trip vision, expanding our global reach, and leveraging Generative AI to enhance the value we deliver to travelers and partners.”

Return of Capital to Shareholders Second Quarter Dividend ● Our Board of Directors declared a cash dividend of $0.42 per share, payable on June 30, 2026 to stockholders of record as of the close of business on June 5, 2026. Stock Repurchase Program ● We repurchased $3.6 billion (excluding excise taxes) of stock in the quarter ended March 31, 2026 with a total remaining authorization of $18.2 billion as of March 31, 2026. Stock Split ● On April 2, 2026, the Company effected the 25-for-1 stock split of its common stock. 2 Additional Highlights Margins ● Net income margin of 19.6% (7.0% in Q1 2025) ● Adjusted EBITDA margin of 23.3% (22.9% in Q1 2025) First Quarter 2026 vs. 2025 Top Line Metrics ● Alternative accommodation room nights at Booking.com increased by 5.5% ● CC ADRs increased by about 1%(1) ● Gross bookings increased 15% (approximately 8% on a CC basis) and revenue increased 16% (approximately 10% on a CC basis) Fixed Costs ● Total operating expenses increased 15%, slower than the 16% growth in revenue ● Adjusted fixed operating expenses increased 14%, driven by adverse FX changes and $53 million in one-time benefits in the first quarter of 2025 Marketing Metrics ● Marketing expense as a percentage of gross bookings was 3.8% (3.8% in Q1 2025) ● Over the trailing four quarters, the mix of our total room nights booked through the direct channel was a mid-fifties percentage, similar to last year GAAP EPS +239% Adjusted EPS +14% (1) Constant Currency ("CC") and accommodation average daily rates ("ADRs")

Outlook

Booking Holdings' guidance for the second quarter and full year of 2026 is as follows:
For our second quarter guidance, we are assuming the direct and indirect impact from the conflict in the Middle East continues through the end of June. Specifically, our outlook accounts for continued fluctuations in travel demand across Middle Eastern inbound, outbound, and intra-region routes, as well as ongoing disruptions to major transit corridors, such as those between Europe and Asia. For the full year 2026, our planning assumption is that the direct and indirect impact from the conflict in the Middle East continues through the end of June, followed by a recovery in bookings in the second half of the year.

We are mindful that a sustained disruption could introduce broader inflationary pressures, including fluctuations in jet fuel prices, airline capacity reductions, as well as weigh on traveler sentiment more broadly. These dynamics can create headwinds across the travel value chain, and we are monitoring them closely. However, since these extended impacts on the broader economy are harder to estimate, we have not included them in our guidance assumptions. Our second quarter and full year guidance are based on estimates and the information available to us at this time, in an unusually unpredictable environment.

Refer to the "Information About Forward-Looking Statements" section of this release.

(growth is on a year-over-year basis)	**Q2 2026**	**FY 2026**
Room Nights Growth	2% - 4%	
Gross Bookings Growth	4% - 6%	High Single Digits to Low Double Digits
Constant Currency Gross Bookings Growth	*2% - 4%*	*High Single Digits*
Revenue Growth (1)	4% - 6%	High Single Digits
Constant Currency Revenue Growth (1)	*2% - 4%*	*Mid to High Single Digits*
Adjusted EBITDA Growth (2)(3)(4)	4% - 6%	Slightly Faster than Revenue Growth
Adjusted EPS Growth (2)(3)(5)		Low to Mid-teens

(1) Revenue Growth includes a benefit of about 2% in Q2 2026 and of about 1.5% for FY 2026 due to foreign currency exchange rates.

(2) We are not able to provide a reconciliation between forward-looking Adjusted EBITDA and GAAP Net income and Adjusted EPS and GAAP EPS as we cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP Net Income and GAAP EPS and predict certain components of such reconciliation as they arise from events in future periods. This is due to the unpredictable nature of these reconciling items, which would require an unreasonable effort to forecast, and would result in a large range of projected values that would not be meaningful to investors. See Item 10(e)(1)(i)(B) of Securities and Exchange Commission ("SEC") Regulation S-K.

(3) Excludes certain costs expected to be incurred related to the Transformation Program. Refer to the "Non-GAAP Financial Measures" section of this release.

(4) Changes in foreign currency exchange rates are expected to impact our reported growth rates for Adjusted EBITDA by a similar amount of percentage points for the second quarter and by about a half percentage point less than Revenue Growth for the full year.

(5) Changes in foreign currency exchange rates are expected to impact our reported growth rate for Adjusted EPS by about a half percentage point less than Revenue Growth for the full year.

3

March 31, 2026 December 31, 2025 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 16,024 $ 17,203 Accounts receivable, net (Allowance for expected credit losses of $145 and $137, respectively) 3,520 3,820 Prepaid expenses, net 619 611 Other current assets 771 630 Total current assets 20,934 22,264 Property and equipment, net 784 807 Operating lease assets 607 632 Intangible assets, net 882 918 Goodwill 2,662 2,669 Long-term investments 473 582 Other assets, net 1,378 1,392 Total assets $ 27,720 $ 29,264 LIABILITIES AND STOCKHOLDERS' DEFICIT Current liabilities: Accounts payable $ 4,131 $ 5,094 Accrued expenses and other current liabilities 4,476 4,454 Deferred merchant bookings 8,189 5,270 Short-term debt 3,015 1,880 Total current liabilities 19,811 16,698 Operating lease liabilities 530 557 Other long-term liabilities 705 731 Long-term debt 15,398 16,856 Total liabilities 36,444 34,842 Commitments and contingencies Stockholders' deficit: Common stock, $0.008 par value, Authorized shares: 25,000 Issued shares: 1,618 and 1,613, respectively 13 13 Treasury stock: 838 and 816 shares, respectively (58,337) (54,315) Additional paid-in capital 8,490 8,344 Retained earnings 41,420 40,670 Accumulated other comprehensive loss (310) (290) Total stockholders' deficit (8,724) (5,578) Total liabilities and stockholders' deficit $ 27,720 $ 29,264 4 Consolidated Balance Sheets (In millions, except per share data)

Three Months Ended March 31, 2026 2025 Merchant revenues $ 3,698 $ 2,918 Agency revenues 1,528 1,564 Advertising and other revenues 306 280 Total revenues 5,532 4,762 Operating expenses: Marketing expenses 2,068 1,777 Sales and other expenses 804 702 Personnel, including stock-based compensation of $141 and $142, respectively 893 693 General and administrative 100 142 Information technology 240 200 Depreciation and amortization 131 154 Transformation costs 25 32 Total operating expenses 4,261 3,700 Operating income 1,271 1,062 Interest expense (253) (649) Interest and dividend income 187 241 Other income (expense), net 194 (258) Income before income taxes 1,399 396 Income tax expense 316 63 Net income $ 1,083 $ 333 Net income applicable to common stockholders per basic common share $ 1.37 $ 0.41 Weighted-average number of basic common shares outstanding 790 821 Net income applicable to common stockholders per diluted common share $ 1.36 $ 0.40 Weighted-average number of diluted common shares outstanding 794 827 5 Unaudited Consolidated Statements of Operations (In millions, except per share data)

Three Months Ended March 31, 2026 2025 OPERATING ACTIVITIES: Net income $ 1,083 $ 333 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 131 154 Provision for expected credit losses and chargebacks 110 89 Deferred income taxes 54 (144) Net losses (gains) on equity securities 110 (2) Stock-based compensation expense 141 143 Operating lease amortization 32 30 Unrealized foreign currency transaction (gains) losses related to Euro-denominated debt (333) 437 Amortization of debt discount and change in fair value of the conversion option related to the convertible senior notes — 234 Other 5 (42) Changes in assets and liabilities: Accounts receivable 155 (99) Prepaid expenses and other current assets (66) 84 Deferred merchant bookings and other current liabilities 1,827 1,903 Other (34) 163 Net cash provided by operating activities 3,215 3,283 INVESTING ACTIVITIES: Additions to property and equipment (107) (121) Other investing activities — 3 Net cash used in investing activities (107) (118) FINANCING ACTIVITIES: Payments on maturity of debt — (1,530) Payments for repurchase of common stock (3,770) (2,170) Dividends paid (343) (319) Other financing activities 87 52 Net cash used in financing activities (4,026) (3,967) Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents (168) 222 Net decrease in cash and cash equivalents and restricted cash and cash equivalents (1,086) (580) Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period 17,269 16,193 Total cash and cash equivalents and restricted cash and cash equivalents, end of period $ 16,183 $ 15,613 6 Unaudited Consolidated Statements of Cash Flows (In millions)

The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. To supplement the Unaudited Consolidated Financial Statements, the Company uses non-GAAP financial measures, including Adjusted Net income, Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, and Free cash flow (Net cash provided by operating activities less capital expenditures). The Company also uses information on (i) the impact of the adjustments required to compute Adjusted Net income and Adjusted EBITDA on Sales and other expenses, Personnel expenses, General and administrative expenses, Depreciation and amortization expenses, Impairment expense, Transformation costs, Interest expense, Interest and dividend income, Other income (expense), net, and Income tax expense, as reported in the Company's consolidated statements of operations, as applicable, and (ii) Adjusted fixed operating expenses, which is Total operating expenses, as reported in the Company's consolidated statements of operations, adjusted to exclude (a) certain operating expenses which are generally more likely to vary based on changes in business volumes and (b) amounts which are excluded in the computation of Adjusted EBITDA. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular Adjusted Net income, Adjusted EBITDA, and Free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for Operating income, Net income, or Net cash provided by operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance. Reconciliations of (i) Net income to Adjusted Net income and Adjusted EPS, (ii) Net income to Adjusted EBITDA, (iii) Net cash provided by operating activities to Free cash flow, and (iv) Total operating expenses to Adjusted fixed operating expenses are detailed in the Reconciliation of GAAP to Non-GAAP Financial Information and Additional Information on the Impact of Non-GAAP Adjustments sections below, including the impact of the adjustments to the respective line item in the Company's consolidated statements of operations. We evaluate certain operating and financial measures on both an as-reported and constant currency basis. We calculate constant currency measures based on the predominant transactional currency in each country, converting our current-year period results in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates. 7 Non-GAAP Financial Measures

This press release contains forward-looking statements, within the meaning of the U.S. securities laws, including regarding our outlook, travel demand trends, the geopolitical and macroeconomic environment and potential effects on consumer spending and behavior, travel patterns and our partners, artificial intelligence trends, and changes in foreign currency exchange rates. These forward-looking statements reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: the conflict in the Middle East; adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; adverse changes in third-party relationships; rapid technological or other market changes; success of the Company's marketing efforts; the development and use of generative AI; the Company's ability to attract and retain qualified personnel; impacts of impairments and changes in accounting estimates; operational and technological infrastructure risks; and other business and industry changes. Other risks and uncertainties relate to information security, cybersecurity, and data privacy; taxes; changes in, and compliance with, laws and regulations; the Company's facilitation of payments; foreign currency exchange rates; the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. 8 Information About Forward-Looking Statements

Additional Information We use the Investor Relations page of our website (ir.bookingholdings.com) to disclose material information for purposes of the SEC’s Regulation Fair Disclosure. We encourage our investors to monitor this website in addition to our other public announcements and SEC filings as information posted on that page could be deemed to be material information. We will be posting our prepared remarks and a summary earnings presentation to the Investor Relations page of our website after the conclusion of the earnings call. About Booking Holdings Inc. Booking Holdings (NASDAQ: BKNG) is the world leader in online travel and services that support the entire travel journey. Our platforms - including Booking.com, Priceline, Agoda, KAYAK and OpenTable - utilize advanced AI, machine learning and other innovative technologies to simplify and personalize the travel experience for consumers and partners in over 220 countries and territories. Our mission is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on X @BookingHoldings. For Press Information: Leslie Cafferty communications@bookingholdings.com For Investor Relations: Grace Lee ir@bookingholdings.com #BKNG_Earnings 9 About Booking Holdings

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EPS Three Months Ended March 31, 2026 2025 Net income $ 1,083 $ 333 (a) Adjustment related to the Netherlands pension fund matter — (129) (b) Gain related to settlement of litigation matters (89) — (c) Amortization of intangible assets 36 54 (d) Transformation costs 23 32 (e) Net losses (gains) on equity securities 107 (3) (f) Foreign currency transaction (gains) losses on the remeasurement of certain Euro- denominated debt and accrued interest and gains on debt-related foreign currency derivative instruments (333) 389 (g) Amortization of debt discount and change in fair value of the conversion option related to the convertible senior notes — 234 (h) Other (14) — (i) Tax impact of Non-GAAP adjustments 90 (89) Adjusted Net income $ 902 $ 821 GAAP and Non-GAAP weighted-average number of diluted common shares outstanding 794 827 Net income applicable to common stockholders per diluted common share (GAAP EPS) $ 1.36 $ 0.40 Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS) $ 1.14 $ 0.99 Net income applicable to common stockholders per diluted common share (GAAP EPS) growth YoY 239 % Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS) growth YoY 14% 10 Reconciliation of GAAP to Non-GAAP Financial Information (In millions, except per share data)(1) (Unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA Three Months Ended March 31, 2026 2025 Net income $ 1,083 $ 333 (a) Adjustment related to the Netherlands pension fund matter — (129) (b) Gain related to settlement of litigation matters (89) — (j) Depreciation and amortization 131 154 (d) Transformation costs 23 32 (j) Interest and dividend income (187) (241) (j) Interest expense 253 649 (e) Net losses (gains) on equity securities 107 (3) (f) Foreign currency transaction (gains) losses on the remeasurement of certain Euro- denominated debt and accrued interest and gains on debt-related foreign currency derivative instruments (333) 389 (g) Change in fair value of the conversion option related to the convertible senior notes — (158) (h) Other (14) — (j) Income tax expense 316 63 Adjusted EBITDA $ 1,290 $ 1,088 Net income as a % of Total Revenues (Net income margin) 19.6% 7.0 % Net income growth YoY 225 % Adjusted EBITDA as a % of Total Revenues (Adjusted EBITDA margin) 23.3% 22.9 % Adjusted EBITDA growth YoY 19 % RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW Three Months Ended March 31, 2026 2025 Net cash provided by operating activities $ 3,215 $ 3,283 (k) Additions to property and equipment (107) (121) Free cash flow $ 3,108 $ 3,162 Net cash provided by operating activities as a % of Total Revenues 58.1% 68.9 % Free cash flow as a % of Total Revenues 56.2% 66.4 % Net cash provided by operating activities decline YoY (2) % Free cash flow decline YoY (2) % (1) Amounts may not total due to rounding. 11 (Unaudited)

Notes: (a) During the quarter ended March 31, 2025, the Netherlands pension fund matter related to 2023 and earlier years was resolved resulting in a $129 million reduction to the related accruals. When the liability related to these years was initially recorded in the Company's Consolidated Financial Statements for 2023, its impact was excluded from the Non-GAAP results for that year. (b) In the first quarter of 2026, the Company entered into favorable settlement agreements to resolve litigation matters in which it was a plaintiff, for which it received a benefit of $89 million. (c) Amortization of intangible assets is excluded from Net income to calculate Adjusted Net income. (d) In November 2024, the Company announced its intention to implement certain organizational changes to improve operating expense efficiency, increase organizational agility, free up resources that can be reinvested into further improving its offering to travelers and partners, and better position the Company for the long-term (the "Transformation Program"). Certain costs incurred in connection with this transformation program, which are not considered normal operating expenses, are excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. These costs primarily consist of professional fees and employee termination benefits. (e) Net losses (gains) on equity securities with readily determinable fair values. (f) Foreign currency transaction (gains) losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and gains on debt-related foreign currency derivative instruments used as economic hedges. (g) Adjustment for the amortization of the debt discount of $392 million and the change in fair value of the conversion option of $158 million, both related to the convertible senior notes. (h) Benefit related to the Canadian digital services taxes for the years ended December 31, 2022 and 2023 as it was repealed in March 2026. When the retrospective liability related to these years was initially recorded in 2024, its impact was excluded from the Non- GAAP results for that year. (i) Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates, as applicable. (j) Depreciation and amortization, Interest and dividend income, Interest expense, and Income tax expense are excluded from Net income to calculate Adjusted EBITDA. (k) Cash used for additions to property and equipment is included in the calculation of Free cash flow. For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides information about the use of non-GAAP financial measures. Additional information on the impact of the adjustments above to the respective line item in the Company's consolidated statements of operations are presented in the following pages. The reconciliation of Total operating expenses to Adjusted fixed operating expenses is also provided. 12

Three Months Ended March 31, 2026 2025 Sales and other expenses: Sales and other expenses $ 804 $ 702 Benefit related to prior-period Canadian digital services taxes 14 — Adjusted Sales and other expenses $ 818 $ 702 Personnel expenses: Personnel expenses $ 893 $ 693 Adjustment related to the Netherlands pension fund matter — 134 Adjusted Personnel expenses $ 893 $ 827 General and administrative expenses: General and administrative expenses $ 100 $ 142 Adjustment related to the Netherlands pension fund matter — (5) Gain related to settlement of litigation matters 89 — Adjusted General and administrative expenses $ 189 $ 137 Depreciation and amortization expenses: Depreciation and amortization expenses $ 131 $ 154 Amortization of intangible assets (36) (54) Depreciation expenses $ 95 $ 100 Transformation costs: Transformation costs $ 25 $ 32 Adjustment related to transformation costs (23) (32) Adjusted Transformation costs $ 2 $ — Interest expense: Interest expense $ (253) $ (649) Amortization of debt discount on convertible senior notes — 392 Adjusted Interest expense $ (253) $ (257) Other income (expense), net: Other income (expense), net $ 194 $ (258) Net losses (gains) on equity securities 107 (3) Foreign currency transaction (gains) losses on the remeasurement of certain Euro- denominated debt and accrued interest and gains on debt-related foreign currency derivative instruments (333) 389 Change in fair value of the conversion option related to the convertible senior notes — (158) Adjusted Other income (expense), net $ (32) $ (30) 13 Additional Information on the Impact of Non- GAAP Adjustments (In millions) (Unaudited)

(Unaudited) Three Months Ended March 31, 2026 2025 Income tax expense: Income tax expense $ 316 $ 63 Tax impact of Non-GAAP adjustments (90) 89 Adjusted Income tax expense $ 226 $ 152 RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED FIXED OPERATING EXPENSES Total operating expenses $ 4,261 $ 3,700 Marketing expenses (2,068) (1,777) Sales and other expenses (804) (702) Depreciation and amortization (131) (154) Adjustment related to the Netherlands pension fund matter — 129 Gain related to settlement of litigation matters 89 — Adjustment related to transformation costs (23) (32) Adjusted fixed operating expenses $ 1,324 $ 1,164 Total operating expenses growth YoY 15 % Adjusted fixed operating expenses growth YoY 14% 14

Statistical Data

(Units Sold in millions and Gross Bookings and Total Revenues in billions)[1]

(Unaudited)

	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26
Units Sold									
Room Nights	297	287	299	261	319	309	323	285	338
Year/Year Growth	*8.5 %*	*7.1 %*	*8.1 %*	*13.2 %*	*7.2 %*	*7.7 %*	*8.2 %*	*9.0 %*	*5.9 %*
Rental Car Days	21	22	23	17	22	24	23	18	21
Year/Year Growth (Decline)	*10.7 %*	*10.0 %*	*16.2 %*	*12.1 %*	*7.7 %*	*9.0 %*	*2.1 %*	*4.2 %*	*(4.9)%*
Airline Tickets	11	11	13	14	16	16	17	18	21
Year/Year Growth	*33.1 %*	*27.7 %*	*38.7 %*	*52.3 %*	*44.8 %*	*44.2 %*	*32.3 %*	*27.7 %*	*28.5 %*
Gross Bookings [2]									
Merchant	$ 25.8	$ 25.8	$ 28.4	$ 24.2	$ 31.2	$ 32.3	$ 35.7	$ 30.8	$ 38.7
Year/Year Growth	*29.3 %*	*22.3 %*	*27.3 %*	*31.7 %*	*21.0 %*	*25.1 %*	*26.0 %*	*27.2 %*	*24.3 %*
Agency	$ 17.8	$ 15.6	$ 15.1	$ 12.9	$ 15.5	$ 14.4	$ 13.9	$ 12.2	$ 15.0
Year/Year Decline	*(8.9)%*	*(16.0)%*	*(14.0)%*	*(2.7)%*	*(12.8)%*	*(7.5)%*	*(7.6)%*	*(5.6)%*	*(3.1)%*
Total Gross Bookings	$ 43.5	$ 41.4	$ 43.4	$ 37.2	$ 46.7	$ 46.7	$ 49.7	$ 43.0	$ 53.8
Year/Year Growth	*10.4 %*	*4.4 %*	*9.1 %*	*17.3 %*	*7.2 %*	*12.8 %*	*14.3 %*	*15.8 %*	*15.2 %*
Constant currency Basis [3]	*10 %*	*6 %*	*9 %*	*18 %*	*10 %*	*9 %*	*10 %*	*11 %*	*8 %*
Total Revenues	$ 4.4	$ 5.9	$ 8.0	$ 5.5	$ 4.8	$ 6.8	$ 9.0	$ 6.3	$ 5.5
Year/Year Growth	*16.9 %*	*7.3 %*	*8.9 %*	*14.4 %*	*7.9 %*	*16.0 %*	*12.7 %*	*16.1 %*	*16.2 %*
Constant currency Basis [3]	*17 %*	*9 %*	*9 %*	*15 %*	*10 %*	*12 %*	*8 %*	*11 %*	*10 %*
Reconciliation of As Reported Total Revenues Growth to Constant Currency Total Revenues Growth									
As reported Total revenues growth YoY	*17 %*	*7 %*	*9 %*	*14 %*	*8 %*	*16 %*	*13 %*	*16 %*	*16 %*
Foreign currency impact [3]	*— %*	*2 %*	*— %*	*1 %*	*2 %*	*(4)%*	*(4)%*	*(5)%*	*(6)%*
Constant currency Total revenues growth YoY [3]	*17 %*	*9 %*	*9 %*	*15 %*	*10 %*	*12 %*	*8 %*	*11 %*	*10 %*

(1) Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

(3) Approximate values.

15